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                                                                      Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors





We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80584 and Post-Effective Amendment No. 2 to Form S-8 No. 33-22875) pertaining to the Uno Restaurant Corporation 1987 Employee Stock Option Plan, (Form S-8 No. 33-80586) pertaining to the Uno Restaurant Corporation 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8 No.33-80664) pertaining to the Uno Restaurant Corporation 1993 Non-Qualified Stock Option Plan for Non-Employee Directors, (Form S-8 No.333-23101) pertaining to the Uno Restaurant Corporation 1997 Employee
Stock Option Plan, and (Form S-8 No.333-23103) pertaining to the Uno
Restaurant Corporation Restricted Stock Program of our report dated November 4, 1997, with respect to the consolidated financial statements of the Uno Restaurant Corporation included in the Annual Report (Form 10-K) for the year ended September 28, 1997.


/s/ Ernst & Young LLP


Boston, Massachusetts
December 19, 1997